Exhibit 5

[OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

October 14, 2011

Endo Pharmaceuticals Holdings Inc.

100 Endo Boulevard

Chadds Ford, Pennsylvania 19317

Re:	Endo Pharmaceuticals Holdings Inc. and the Subsidiary Guarantors described herein Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), in connection with the public offering of up to $400,000,000 aggregate principal amount of the Company’s 7.00% Senior Notes due 2020 (the “2020 Exchange Notes”), up to $500,000,000 aggregate principal amount of the Company’s 7% Senior Notes due 2019 (the “2019 Exchange Notes”) and up to $400,000,000 aggregate principal amount of the Company’s 7 1/4% Senior Notes due 2022 (the “2022 Exchange Notes” and, collectively with the 2020 Exchange Notes and the 2019 Exchange Notes, the “Exchange Notes”). The indenture, dated as of November 23, 2010, as supplemented by a first supplemental indenture, dated as of December 13, 2010, a second supplemental indenture, dated as of December 21, 2010, a third supplemental indenture, dated as of February 17, 2011, a fourth supplemental indenture, dated as of April 5, 2011, a fifth supplemental indenture, dated as of June 22, 2011, a sixth supplemental indenture, dated as of August 16, 2011, and a seventh supplemental indenture, dated as of September 26, 2011 (as so supplemented and amended through the date hereof, the “2020 Indenture”), the indenture, dated as of June 8, 2011, as supplemented by a first supplemental indenture, dated as of June 17, 2011, a second supplemental indenture, dated as of August 16, 2011, and a third supplemental indenture, dated as of September 26, 2011 (as so supplemented and amended through the date hereof, the “2019 Indenture”), and the indenture, dated as of June 8, 2011, as supplemented by a first supplemental indenture, dated as of June 17, 2011, a second supplemental indenture, dated as of August 16, 2011, a the third supplemental indenture, dated as of September 26, 2011 (as so supplemented and amended through the date hereof, the “2022 Indenture” and, collectively with the 2020 Indenture and the 2019 Indenture, the “Indentures”), each among the Company, the Subsidiary Guarantors (as defined below) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), each provides for the guarantee of the applicable Exchange Notes by certain subsidiaries of the Company incorporated or formed pursuant to the laws of the State of

Endo Pharmaceuticals Holdings Inc.

October 14, 2011

Delaware and listed on Schedule I hereto (the “Delaware Subsidiary Guarantors”) and by Laserscope, a California corporation and wholly-owned subsidiary of the Company (the “California Subsidiary Guarantor” and, together with the Delaware Subsidiary Guarantors, the “Subsidiary Guarantors”), in each case, to the extent set forth in the applicable Indenture (the “Guarantees,” and, together with the Exchange Notes, the “Exchange Securities”).

The Exchange Securities are to be issued pursuant to an offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to (i) $400,000,000 of the 2020 Exchange Notes and the related Guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 7.00% Senior Notes due 2020 (the “2020 Original Notes”) and the related Guarantees, (ii) $500,000,000 of the 2019 Exchange Notes and the related Guarantees, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 7% Senior Notes due 2019 (the “2019 Original Notes”) and the related Guarantees, and (iii) $400,000,000 of the 2022 Exchange Notes and the related Guarantees, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding 7 1/4% Senior Notes due 2022 (the “2022 Original Notes” and, collectively with the 2020 Original Notes and the 2019 Original Notes, the “Original Notes”) and related Guarantees under the respective Indentures, as contemplated by the Registration Rights Agreement, dated as of November 23, 2010 (the “2020 Registration Rights Agreement”), among the Company, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, as the representative of the initial purchasers of the 2020 Original Notes, the Registration Rights Agreement, dated as of June 8, 2011 (the “2019 Registration Rights Agreement”), among the Company, the Subsidiary Guarantors, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2019 Original Notes, and the Registration Rights Agreement, dated as of June 8, 2011 (the “2022 Registration Rights Agreement” and, collectively with the 2020 Registration Rights Agreement and the 2019 Registration Rights Agreement, the “Registration Rights Agreements”), among the Company, the Subsidiary Guarantors, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers of the 2022 Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes and the Guarantees filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the 2020 Registration Rights Agreement;

(iii)	an executed copy of the 2019 Registration Rights Agreement;

Endo Pharmaceuticals Holdings Inc.

October 14, 2011

(iv)	an executed copy of the 2022 Registration Rights Agreement;

(v)	executed copies of the counterparts to the 2020 Registration Rights Agreement (the “2020 Counterparts”), executed by each of the Subsidiary Guarantors listed on Schedule II;

(vi)	executed copies of the counterparts to the 2019 Registration Rights Agreement (the “2019 Counterparts”), executed by each of the Subsidiary Guarantors listed on Schedule III;

(vii)	executed copies of the counterparts to the 2022 Registration Rights Agreement (collectively with the 2020 Counterparts and the 2019 Counterpart, the “Counterparts”), executed by each of the Subsidiary Guarantors listed on Schedule III;

(viii)	an executed copy of the 2020 Indenture, including all supplemental indentures thereto;

(ix)	an executed copy of the 2019 Indenture, including all supplemental indentures thereto;

(x)	an executed copy of the 2022 Indenture, including all supplemental indentures thereto

(xi)	the form of global certificate evidencing the 2020 Exchange Notes (the “2020 Exchange Note Certificate”);

(xii)	the form of global certificate evidencing the 2019 Exchange Notes (the “2019 Exchange Note Certificate”);

(xiii)	the form of global certificate evidencing the 2022 Exchange Notes (the “2022 Exchange Note Certificate” and, collectively with the 2020 Exchange Note Certificate and the 2019 Exchange Note Certificate, the “Exchange Note Certificates”);

(xiv)	an executed copy of each notation of Guarantee of each Subsidiary Guarantor endorsed on the 2020 Exchange Note Certificate;

(xv)	an executed copy of a certificate of Caroline B. Manogue, Executive Vice President, Chief Legal Officer and Secretary of the Company and each of the Subsidiary Guarantors, dated the date hereof (the “Secretary’s Certificate”);

(xvi)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, and certified pursuant to the Secretary’s Certificate;

(xvii)	the Amended and Restated Bylaws of the Company, as certified pursuant to the Secretary’s Certificate;

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October 14, 2011

(xviii)	a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware;

(xix)	the certificate or articles of incorporation and bylaws of each of the Subsidiary Guarantors that are corporations, as certified pursuant to the Secretary’s Certificate;

(xx)	the certificate of formation and the limited liability company agreement of each of the Subsidiary Guarantors that are limited liability companies, as certified pursuant to the Secretary’s Certificate;

(xxi)	copies of certificates, dated the date hereof, from the Secretary of State of the State of Delaware with respect to each Delaware Subsidiary Guarantor’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificates”);

(xxii)	a copy of a certificate, dated as of September 29, 2011, and a bring down verification thereof, dated the date hereof, from the Secretary of State of the State of California with respect to the California Subsidiary Guarantor’s good standing in the State of California (the “California State Certificate”);

(xxiii)	a copy of a certificate, dated as of September 28, 2011, from the Franchise Tax Board of the State of California (the “FTB”) with respect to the California Subsidiary Guarantor’s good standing with the FTB (together with the California State Certificate, the “California Certificates”);

(xxiv)	certain resolutions of the Board of Directors of the Company, adopted October 28, 2010, and certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted November 18, 2010, relating to the Exchange Offer, the issuance of the 2020 Original Notes and the 2020 Exchange Notes, the 2020 Indenture and related matters, as certified pursuant to the Secretary’s Certificate;

(xxv)	certain resolutions of the Board of Directors of the Company, adopted April 27, 2011, and certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted June 3, 2011, relating to the Exchange Offer, the issuance of the 2019 Original Notes, the 2022 Original Notes, the 2019 Exchange Notes and the 2022 Exchange Notes, the 2019 Indenture and the 2022 Indenture and related matters, as certified pursuant to the Secretary’s Certificate;

(xxvi)	certain omnibus resolutions of the board of directors of each Subsidiary Guarantor that is a corporation, adopted by written consent on November 23, 2010, December 10, 2010, June 3, 2011, June 17, 2011 and September 26, 2011, as applicable, as certified pursuant to the Secretary’s Certificate; and

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October 14, 2011

(xxvii)	certain omnibus resolutions of the sole member of each Subsidiary Guarantor that is a limited liability company, adopted by written consent on December 10, 2010, January 27, 2011, March 21, 2011, June 3, 2011 and September 26, 2011, as applicable, as certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors and others and of public officials.

Our opinions set forth herein are limited to the Delaware General Corporation Law, the Delaware Limited Liability Company Act (the “DLLCA”), the General Corporation Law of the State of California and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

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October 14, 2011

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of each Indenture to the extent that such provisions limit the obligations of the Subsidiary Guarantors under the applicable Exchange Notes, Guarantees and Indenture;

(c) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes and the Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and

(d) we have assumed that the limited liability company agreement of each Subsidiary Guarantor that is a limited liability company is the only limited liability company agreement, as defined under the DLLCA, of such Subsidiary Guarantor.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indentures have been qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes (in the forms filed as Exhibits 4.9, 4.14 and 4.19 to the Registration Statement) have been duly executed and authenticated in accordance with the terms of the respective Indentures and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Indentures, the Registration Rights Agreements and the Exchange Offer, the Exchange Note Certificates and the Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DELAWARE SUBSIDIARY GUARANTORS

Endo Pharmaceuticals Inc.

Endo Pharmaceuticals Solutions Inc.

Endo Pharmaceuticals Valera Inc.

Ledgemont Royalty Sub LLC

Generics International (US), Inc.

Generics Bidco I, LLC

Generics Bidco II, LLC

Generics International (US Holdco), Inc.

Generics International (US Midco), Inc.

Generics International (US Parent), Inc.

Moores Mill Properties L.L.C.

Quartz Specialty Pharmaceuticals, LLC

Wood Park Properties LLC

Vintage Pharmaceuticals, LLC

American Medical Systems Holdings, Inc.

American Medical Systems, Inc.

AMS Research Corporation

AMS Sales Corporation

SCHEDULE II

Subsidiary Guarantors that have executed counterparts to the 2020 Registration Rights

Agreement

Generics International (US), Inc.

Generics Bidco I, LLC

Generics Bidco II, LLC

Generics International (US Holdco), Inc.

Generics International (US Midco), Inc.

Generics International (US Parent), Inc.

Ledgemont Royalty Sub LLC

Moores Mill Properties L.L.C.

Quartz Specialty Pharmaceuticals, LLC

Vintage Pharmaceuticals, LLC

Wood Park Properties LLC

American Medical Systems Holdings, Inc.

American Medical Systems, Inc.

AMS Research Corporation

AMS Sales Corporation

Laserscope

SCHEDULE III

Subsidiary Guarantors that have executed counterparts to the 2019 and 2022 Registration

Rights Agreements

Generics International (US), Inc.

Generics Bidco II, LLC

Generics International (US Holdco), Inc.

Generics International (US Midco), Inc.

Generics International (US Parent), Inc.

Moores Mill Properties L.L.C.

Quartz Specialty Pharmaceuticals, LLC

Wood Park Properties LLC

American Medical Systems Holdings, Inc.

American Medical Systems, Inc.

AMS Research Corporation

AMS Sales Corporation

Laserscope